Gilbert Bergsman
Eichler Bergsman & Co., LLP                                 Paul Eichler
Certified  Public Accountants                               Michael E. Silverman
404 Park Avenue South, New York, New York 10016
Tel 212-447-9001 Fax 212-447-9006

February 14, 2002


eSAFETYWORLD, Inc.
80 Orville Drive
Bohemia, New York 11716

Gentlemen,

We axe hereby resigning our appointment as auditors for the company. Please be advised that our decision is based on business reasons and not because of a disagreement with management regarding accounting principles.



Respectfully,




/s/Eichler Bergsman & Co., LLP


Eichler Bergsman & Co., LLP